                                                                     Exhibit 2.2




                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                                   WAXS INC.,

                               WORLD ACCESS, INC.,

                             WAXS ACQUISITION CORP.,

                          NACT TELECOMMUNICATIONS, INC.

                                       AND

                             NACT ACQUISITION CORP.

                            DATED: FEBRUARY 24, 1998

                                TABLE OF CONTENTS

ARTICLE 1. THE MERGERS ...............................................................................   2

      SECTION 1.1.  The Mergers ......................................................................   2
      SECTION 1.2.  The Effective Time and the Closing Date ..........................................   2
      SECTION 1.3.  Effect of the Mergers ............................................................   3
      SECTION 1.4.  Charter and Bylaws ...............................................................   3
      SECTION 1.5.  Directors and Officers ...........................................................   3

ARTICLE 2. CONVERSION OF STOCK .......................................................................   3

      SECTION 2.1.  Conversion of Sub-1 Stock and World Access Stock .................................   3
      SECTION 2.2.  Conversion of Sub-2 Stock and NACT Stock .........................................   4
      SECTION 2.3.  Fractional Shares ................................................................   4
      SECTION 2.4.  Exchange Ratio for World Access Options and World Access Warrants ................   4
      SECTION 2.5.  Exchange Ratio for NACT Options ..................................................   5

ARTICLE 3.  PAYMENT OF THE MERGER CONSIDERATION ......................................................   6

      SECTION 3.1.  Payment of the World Access Consideration and the NACT Consideration..............   6
      SECTION 3.2.  Lost Certificates ................................................................   7
      SECTION 3.3.  Payment to Another Person ........................................................   7
      SECTION 3.4.  Right to Receive the Merger Consideration Only ...................................   7

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF NACT ..................................................    8

      SECTION 4.1.  Corporate Organization ..........................................................    8
      SECTION 4.2.  Capitalization ..................................................................    8
      SECTION 4.3.  Authority Relative to this Agreement ............................................    8
      SECTION 4.4.  No Violation ....................................................................    9
      SECTION 4.5.  Compliance with Laws ............................................................    9
      SECTION 4.6.  Litigation ......................................................................   10
      SECTION 4.7.  Financial Statements and Reports ................................................   10
      SECTION 4.8.  Absence of Certain Changes or Events ............................................   11
      SECTION 4.9.  No Undisclosed Material Liabilities .............................................   11
      SECTION 4.10. No Default ......................................................................   11
      SECTION 4.11. Finders' and Bankers' Fees ......................................................   11
      SECTION 4.12. Fairness Opinion ................................................................   12

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF WORLD ACCESS ..........................................   12

      SECTION 5.1.  Corporate Organization ..........................................................   12
      SECTION 5.2.  Capitalization ..................................................................   12
      SECTION 5.3.  Authority Relative to this Agreement ............................................   13
      SECTION 5.4.  No Violation ....................................................................   13
      SECTION 5.5.  Compliance with Laws ............................................................   14
      SECTION 5.6.  Litigation ......................................................................   14
      SECTION 5.7.  Financial Statements and Reports ................................................   15
      SECTION 5.8.  Absence of Certain Changes or Events ............................................   15
      SECTION 5.9.  No Undisclosed Material Liabilities .............................................   16
      SECTION 5.10.  No Default .....................................................................   16
      SECTION 5.11.  Finders' and Bankers' Fees .....................................................   16

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF HOLDCO, SUB-1 AND SUB-2 ...............................   17

      SECTION 6.1.  Organization, Qualification, and Corporate Power ................................   17
      SECTION 6.2.  Capitalization ..................................................................   17
      SECTION 6.3.  Authority Relative to this Agreement ............................................   17

ARTICLE 7.  CERTAIN COVENANTS AND AGREEMENTS ........................................................   18

      SECTION 7.1.  Conduct of Business by NACT .....................................................   18
      SECTION 7.2.  Regulatory Matters ..............................................................   18
      SECTION 7.3.  Stockholder Matters .............................................................   19
      SECTION 7.4.  Access to Information ...........................................................   19
      SECTION 7.5.  Notices of Certain Events .......................................................   19
      SECTION 7.6.  Indemnification .................................................................   20
      SECTION 7.7.  Best Efforts ....................................................................   20
      SECTION 7.8.  Public Announcements ............................................................   20
      SECTION 7.9.  Further Assurances ..............................................................   20
      SECTION 7.10. Listing of Holdco Stock .........................................................   21
      SECTION 7.11. Affiliates ......................................................................   21
      SECTION 7.12. Tax Treatment ...................................................................   21

ARTICLE 8.  CONDITIONS TO THE MERGERS ...............................................................   21

      SECTION 8.1.  Conditions to the Obligations of Each Party .....................................   21
      SECTION 8.2.  Additional Conditions to the Obligations of Holdco, World Access, Sub-1 and Sub-2   22
      SECTION 8.3.  Additional Conditions to the Obligations of NACT ................................   22

ARTICLE 9.  TERMINATION .............................................................................   23

      SECTION 9.1.  Termination .....................................................................   23
      SECTION 9.2.  Effect of Termination ...........................................................   24

ARTICLE 10.  MISCELLANEOUS ..........................................................................   24

      SECTION 10.1.  Definitions ....................................................................   24
      SECTION 10.2.  Notices ........................................................................   25
      SECTION 10.3.  No Survival of Representations and Warranties ..................................   26
      SECTION 10.4.  Amendments; No Waivers .........................................................   26
      SECTION 10.5.  Fees and Expenses ..............................................................   26
      SECTION 10.6.  Successors and Assigns .........................................................   27
      SECTION 10.7.  Governing Law ..................................................................   27
      SECTION 10.8.  Severability ...................................................................   27
      SECTION 10.9.  Interpretations ................................................................   27
      SECTION 10.10. Counterparts; Effectiveness ....................................................   27
      SECTION 10.11. Construction ...................................................................   27

EXHIBIT A   Affiliate Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (as amended, supplemented or otherwise modified from time to time, the "Agreement"), dated as of the 24th day of February, 1998, is entered into by and among WAXS INC., a Delaware corporation and a direct wholly-owned subsidiary of World Access, Inc. ("Holdco"), WORLD ACCESS, INC., a Delaware corporation ("World Access"), WAXS ACQUISITION CORP., a Delaware corporation and a direct wholly-owned subsidiary of Holdco ("Sub-1"), NACT TELECOMMUNICATIONS, INC., a Delaware corporation ("NACT"), and NACT ACQUISITION CORP., a Delaware corporation and a direct wholly-owned subsidiary of Holdco ("Sub-2").

         WHEREAS, World Access currently owns 355,000 shares of common stock, $.01 par value per share, of NACT (the "NACT Stock") and has agreed to purchase an additional 5,113,712 shares of NACT Stock from GST USA, Inc. (the "GST Stock Purchase"), which shares together represent approximately 67.3% of the total NACT Stock currently issued and outstanding;

         WHEREAS, Sub-1, upon the terms and subject to the conditions of this Agreement, will be merged with and into World Access (the "World Access Merger");

         WHEREAS, Sub-2, upon the terms and subject to the conditions of this Agreement, will be merged with and into NACT (the "NACT Merger" and, together with the World Access Merger, the "Mergers);

         WHEREAS, the respective boards of directors of World Access and Sub-1 deem it in the best interests of World Access and Sub-1, respectively, and of their respective stockholders that the World Access Merger be consummated;

         WHEREAS, a special committee of the Board of Directors of NACT (the "NACT Board") appointed on January 12, 1998 and comprised entirely of directors who are neither members of management of NACT nor affiliated with World Access or any Affiliate of World Access (other than NACT) (the "Special Committee") has unanimously determined that the NACT Merger is fair to and in the best interests of the stockholders of NACT other than World Access (the "Public Stockholders") and has unanimously approved this Agreement and unanimously recommends its approval and adoption by the NACT Board and by the stockholders of NACT;

         WHEREAS, the NACT Board, based in part on the recommendation of the Special Committee, has determined that the NACT Merger is fair to and in the best interests of the Public Stockholders and has resolved to approve and adopt this Agreement and the transactions contemplated hereby and, subject to the following terms and conditions, to recommend the approval and adoption of this Agreement and the NACT Merger by the stockholders of NACT;

         WHEREAS, the respective boards of directors of all of the Parties have unanimously approved this Agreement, and the board of directors of NACT has directed that this Agreement be submitted to its stockholders for approval and adoption;

         WHEREAS, Holdco, as the sole stockholder of Sub-1, Sub-2, has unanimously approved this Agreement prior to its execution;

         WHEREAS, Holdco, as the sole stockholder of Sub-1 and Sub-2, will deliver, or cause to be delivered, to the stockholders of World Access and NACT the consideration to be paid pursuant to the World Access Merger and the NACT Merger, respectively, in accordance with the terms of this Agreement;

         WHEREAS, World Access and NACT desire to make certain representations, warranties, covenants and agreements in connection with the Mergers;

         WHEREAS, for Federal income tax purposes it is intended that the Mergers qualify as exchanges under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, certain capitalized terms used herein shall have the meaning set forth in Section 10.1 hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the warranties and covenants herein contained, the Parties agree as follows:

                                   ARTICLE 1.
                                   THE MERGERS

         SECTION 1.1. THE MERGERS. On the terms and subject to the conditions contained in this Agreement, the Mergers will be consummated. World Access shall be the corporation surviving the World Access Merger (the "World Access Surviving Corporation"). NACT shall be the corporation surviving the NACT Merger (the "NACT Surviving Corporation").

         SECTION 1.2. THE EFFECTIVE TIME AND THE CLOSING DATE. As soon as practicable following the satisfaction or waiver of the conditions set forth in
Article 8 hereof, the Parties shall file certificates of merger (the "Certificates of Merger") executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL") and shall make all other filings, recordings or publications required by the DGCL in connection with the Mergers. Each Merger shall become effective at the time specified in its related Certificate of Merger, which specified time shall be the same in each Certificate of Merger (the "Effective Time"). Upon the terms and subject to the conditions hereof, unless otherwise agreed upon by the Parties, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Van Cott, Bagley, Cornwall & McCarthy, Salt Lake City, Utah, commencing at

10:00 a.m. local time, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article 8 hereof, but in no event later than two business days thereafter (the date of such being referred to herein as the "Closing Date"), unless otherwise agreed to by the Parties.

         SECTION 1.3. EFFECT OF THE MERGERS. At the Effective Time, the World Access Merger and the NACT Merger shall have the effects set forth in the DGCL.

         SECTION 1.4. CHARTER AND BYLAWS. At the Effective Time: (i) with respect to the World Access Merger, the certificate of incorporation and bylaws of Sub-1, as in effect on the date hereof and otherwise amended prior to the Effective Time, shall be the certificate of incorporation and bylaws of the World Access Surviving Corporation until further amended as provided therein and in accordance with applicable Law; (ii) with respect to the NACT Merger, the certificate of incorporation and bylaws of Sub-2, as in effect on the date hereof and otherwise amended prior to the Effective Time, shall be the certificate of incorporation and bylaws of the NACT Surviving Corporation until further amended as provided therein and in accordance with applicable Law; and
(iii) the certificate of incorporation of Holdco as in effect immediately prior to the Effective Time shall be amended at the Effective Time so that Article I thereof reads in its entirety as follows: "The name of the Corporation is "World Access, Inc." and, as so amended, such certificate of incorporation shall be the certificate of incorporation of Holdco until further amended as provided therein and in accordance with applicable Law.

         SECTION 1.5. DIRECTORS AND OFFICERS. From and after the Effective Time, the directors and officers of each of World Access and NACT shall be the directors and officers of each of World Access Surviving Corporation and NACT Surviving Corporation, respectively.

                                   ARTICLE 2.
                               CONVERSION OF STOCK

         SECTION 2.1. CONVERSION OF SUB-1 STOCK AND WORLD ACCESS STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time and by virtue of the World Access Merger and without any further action on the part of the holder of any Sub-1 Stock or World Access Stock:

                  (a) all shares of World Access Stock which are held by World Access as treasury stock shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

                  (b) each share of World Access Stock outstanding immediately prior to the Effective Time shall be canceled and converted solely into the right to receive and be exchangeable for one share of common stock, $.01 par value per share (the "Holdco Stock"), of Holdco (the "World Access Consideration"); and



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                  (c) each share of Sub-1 Stock issued and outstanding
immediately prior to the Effective Time shall be converted solely into one fully paid and nonassessable share of common stock, par value $.01 per share, of the World Access Surviving Corporation.

         SECTION 2.2. CONVERSION OF SUB-2 STOCK AND NACT STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time and by virtue of the NACT Merger and without any further action on the part of the holder of any Sub-2 Stock or NACT Stock:

                  (a) all shares of NACT Stock which are held by NACT as treasury stock shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

                  (b) subject to Section 2.3 hereof, each share of NACT Stock outstanding immediately prior to the Effective Time shall be canceled and converted solely into the right to receive and become exchangeable for that number of shares of Holdco Stock equal to the quotient of (x) $17.50 divided by
(y) the Closing Date Market Price (the "Exchange Ratio"); provided, however, that (i) if the Closing Date Market Price is less than $20.88, then World Access may terminate this Agreement by delivering notice of termination to NACT in the manner contemplated by Section 10.2 hereof, and (ii) if the Closing Date Market Price is more than $25.52, then the Exchange Ratio shall be equal to 0.6857 (the number of shares of Holdco Stock into which each share of NACT Stock shall be convertible pursuant to this Section 2.2(b) is hereinafter referred to as the "NACT Consideration"); and

                  (c) each share of Sub-2 Stock issued and outstanding immediately prior to the Effective Time shall be converted solely into one fully paid and nonassessable share of common stock, par value $.01 per share, of the NACT Surviving Corporation.

         SECTION 2.3. FRACTIONAL SHARES. No scrip or fractional shares of Holdco Stock shall be issued pursuant to the NACT Merger, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Holdco. In lieu thereof, if any holder of NACT Stock would have otherwise been entitled to a fractional share of Holdco Stock hereunder, then such holder shall be entitled, after the later of the Effective Time or the surrender of such holder's stock certificates that represent such shares of NACT Stock to receive from Holdco cash (without interest) in an amount equal to the product of such fractional part of a share of Holdco Stock multiplied by the Closing Date Market Price.

         SECTION 2.4. EXCHANGE RATIO FOR WORLD ACCESS OPTIONS AND WORLD ACCESS WARRANTS.

                  2.4.1. As of the Effective Time, each outstanding option ("World Access Option") and warrant ("World Access Warrant") to purchase World Access Common Stock shall be assumed by Holdco and converted into an option or warrant, as the case may be, to purchase shares of Holdco Common Stock, as provided below. Following the Effective Time, each World Access Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the applicable option plan or warrant plan (the "World Access Plans") pursuant to which such World Access Option or World Access Warrant was granted, except that each such World Access Option or World Access Warrant shall be exercisable for the same number of shares of Holdco Common Stock as the number of shares of World Access Common Stock for which such World Access Option or World Access Warrant was exercisable immediately prior to the Effective Time.

                  2.4.2. As of the Effective Time, Holdco shall enter into an assumption agreement with respect to each World Access Option and each World Access Warrant, which shall provide for Holdco's assumption of the obligations of World Access under the applicable World Access Plan. Prior to the Effective Time, World Access shall make such amendments, if any, to the World Access Plans as shall be necessary to permit such assumption in accordance with this Section 2.4.2.

                  2.4.3. It is the intention of the Parties that, to the extent that any World Access Option constitutes an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such World Access Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the World Access Option provided by this Section 2.4 shall satisfy the conditions of Section 424(a)of the Code.

         SECTION 2.5. EXCHANGE RATIO FOR NACT OPTIONS.

                  2.5.1. As of the Effective Time, each option ("NACT Option") to purchase NACT Common Stock then outstanding shall be assumed by Holdco and converted into an option to purchase shares of Holdco Common Stock, as provided below. Following the Effective Time, each NACT Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the applicable option plan (the "NACT Plans") pursuant to which such NACT Option was granted, except that (i) each such NACT Option shall be exercisable for that number of shares of Holdco Stock equal to the product of (x) the number of shares of NACT Stock for which such NACT Option was exercisable immediately prior to the Effective Time and (y) the Exchange Ratio, rounded in the case of any NACT Option other than any incentive stock option, up and, in the case of any incentive stock option, down to the nearest whole share, if necessary, and
(ii) the exercise price per share of such NACT Option shall be equal to the aggregate exercise price of such NACT Option immediately prior to the Effective Time divided by the number of shares of Holdco Stock for which such NACT Option shall be exercisable as determined in accordance with the preceding clause (i), rounded up to the next highest cent, if necessary.

                  2.5.2. As of the Effective Time, Holdco shall enter into an assumption agreement with respect to each NACT Option, which shall provide for Holdco's assumption of the obligations of NACT under the applicable NACT Plan. Prior to the Effective Time, NACT shall make such amendments, if any, to the NACT Plans as shall be necessary to permit such assumption in accordance with this Section 2.5.2.

                  2.5.3. It is the intention of the Parties that, to the extent that any NACT Option constitutes an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such NACT Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the NACT Option provided by this Section 2.5 shall satisfy the conditions of Section 424(a) of the Code.

                                   ARTICLE 3.
                       PAYMENT OF THE MERGER CONSIDERATION

         SECTION 3.1. PAYMENT OF THE WORLD ACCESS CONSIDERATION AND THE NACT CONSIDERATION.

                  3.1.1. At or prior to the Effective Time, Holdco shall appoint an agent reasonably satisfactory to World Access and NACT (the "Exchange Agent") for the purpose of exchanging certificates representing outstanding shares of World Access Stock and NACT Stock as provided herein. As of the Effective Time, Holdco will deposit with the Exchange Agent, in trust for the benefit of holders of shares of World Access Stock and NACT Stock, certificates representing the shares of Holdco Stock issuable pursuant to Section 2.1 hereof. Holdco agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.3 hereof.

                  3.1.2. As promptly as practicable after the Effective Time, the Exchange Agent shall send or cause to be sent to each former holder of record of shares of World Access Stock and NACT Stock transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing World Access Stock and NACT Stock for the Merger Consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing World Access Stock and NACT Stock and the receipt of the Merger Consideration contemplated by this Agreement and will require each holder of World Access Stock and NACT Stock to transfer good and marketable title to such World Access Stock and NACT Stock to Holdco, free and clear of all Liens. Upon receipt of properly completed Letters of Transmittal, the Exchange Agent shall pay the appropriate Merger Consideration to the stockholders of World Access and NACT, as appropriate. The Exchange Agent shall, as promptly as practicable after the Effective Time, send or cause to be sent to each former holder of record of World Access Stock and NACT Stock a Letter of Transmittal and, upon the proper execution and return of such Letter of Transmittal to the Exchange Agent, the appropriate Merger Consideration shall be promptly paid.

                  3.1.3. At the Effective Time, the stock transfer books of World Access and NACT shall be closed as to holders of World Access Stock and NACT Stock immediately prior to the Effective Time, and no transfer of World Access Stock and NACT Stock by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing World Access Stock and NACT Stock shall, without any action on the part of any holder thereof, no longer represent World Access Stock and NACT Stock. If, after the Effective Time, certificates are properly presented to the Exchange Agent, such certificates shall be exchanged for the Merger Consideration contemplated by this Agreement into which the World Access Stock and NACT Stock represented thereby were converted in the Mergers.

         SECTION 3.2. LOST CERTIFICATES. In the event that any holder of World Access Stock and NACT Stock is unable to deliver the certificate which represents such holder's World Access Stock or NACT Stock, Holdco, in the absence of actual notice that any World Access Stock or NACT Stock theretofore represented by any such certificate has been acquired by a bona fide purchaser, may, in its sole discretion, deliver to such holder the Merger Consideration contemplated by this Agreement to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                  (a) an affidavit or other evidence to the reasonable satisfaction of Holdco that any such certificate has been lost, wrongfully taken or destroyed;

                  (b) such security or indemnity as may be reasonably requested by Holdco to indemnify and hold Holdco harmless; and

                  (c) evidence to the satisfaction of Holdco that such holder is the owner of World Access Stock or NACT Stock theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the Person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

         SECTION 3.3. PAYMENT TO ANOTHER PERSON. In the event that the delivery of any Merger Consideration contemplated by this Agreement is to be made to a Person other than the Person in whose name any certificate representing World Access Stock or NACT Stock surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the Person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a Person other than the registered holder of such certificate surrendered or establish to the satisfaction of Holdco that such tax has been paid or is not applicable.

         SECTION 3.4. RIGHT TO RECEIVE THE MERGER CONSIDERATION ONLY. Until surrendered in accordance with the provisions of this Article 3, each certificate representing World Access Stock and NACT Stock shall represent for all purposes the right to receive the appropriate Merger Consideration contemplated by this Agreement and shall not represent the right to receive any other consideration.

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF NACT

         NACT represents and warrants to World Access that, except as set forth in the Disclosure Schedule delivered by NACT to World Access prior hereto (the "NACT Disclosure Schedule"), which shall identify exceptions by specific Section references:

         SECTION 4.1. CORPORATE ORGANIZATION. NACT has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization, has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where failure to be so qualified or licensed, individually or in the aggregate, would not have an NACT Material Adverse Effect. NACT is not in violation of any provision of its certificate of incorporation or bylaws or other organizational documents, as the case may be. NACT has no subsidiaries or equity investments in any other Person.

         SECTION 4.2. CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of NACT consists in its entirety of 25,000,000 shares of NACT Stock and 10,000,000 shares of preferred stock, $.01 par value per share ("NACT Preferred Stock"). As of the date of this Agreement, (i) 8,129,096 shares of NACT Stock are issued and outstanding, (ii) no shares of NACT Preferred Stock are outstanding, and (iii) options to acquire 1,039,065 shares of NACT Stock are outstanding under the NACT Plans. All of the outstanding shares of capital stock of NACT have been duly authorized, validly issued and are fully paid and nonassessable and are not subject to preemptive rights created by statute, charter or bylaws or any agreement to which NACT is a Party or by which NACT is bound. Except as set forth in this Section 4.2, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which NACT is a Party relating to the issued or unissued capital stock of, or other interest in, NACT or obligating NACT to grant, issue or sell any shares of capital stock of, or other interest in, NACT by sale, lease, license or otherwise.

         SECTION 4.3. AUTHORITY RELATIVE TO THIS AGREEMENT. NACT has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated on its part hereby to be consummated by NACT. The execution and delivery of this Agreement by NACT and the consummation of the transactions contemplated on its part hereby have been duly authorized by all necessary corporate action, and, other than the approval of NACT's stockholders as provided in Section 7.3 hereof, no other corporate proceedings on the part of NACT are necessary to authorize the consummation of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by NACT and, assuming the due authorization, execution and delivery hereof by the other Parties, constitutes the legal, valid and binding obligation of NACT, enforceable against NACT in accordance with its terms, except to the extent that such



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



enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Law affecting the enforcement of creditors' rights generally or by general equity principles.

         SECTION 4.4. NO VIOLATION. The execution and delivery of this Agreement by NACT do not, the performance by NACT of its obligations hereunder will not, and the consummation by NACT of the transactions contemplated to be performed by it hereby will not, (i) violate or conflict with any provision of any Law in effect on the date of this Agreement and applicable to NACT or by which any of its properties or assets is bound or to which any of its properties or assets is subject, (ii) require NACT to obtain any consent, waiver, approval, license or authorization or permit of, or make any filing with, or notification to, any Governmental Authority, based on any Law, rule, regulation or other requirement of any Governmental Authority in effect and of the date of this Agreement (other than (a) filings or authorizations required in connection or in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the DGCL and (b) any other filings and approvals expressly contemplated by this Agreement), (iii) require the consent, waiver, approval, license or authorization of any Person (other than any Governmental Authority),
(iv) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any rights of, or result in any, termination, amendment, acceleration or cancellation of, or loss of any benefit or creation of a right of first refusal, or require any payment under, or result in the creation of a lien or other encumbrance on any of the properties or assets of NACT pursuant to or under any provision of any indenture, mortgage, note, bond, lien, lease, license, agreement, contract, order, judgment, ordinance, NACT Permit (as herein defined) or other instrument or obligation to which NACT is a Party or by which NACT or any of its properties is bound or to which any of its properties is subject, or
(v) conflict with or violate the certificate of incorporation or bylaws, in each case as amended or restated, of NACT, except for any such conflicts or violations described in clause (i) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clause (iv) that would not have an NACT Material Adverse Effect and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, either individually or in the aggregate, prevent NACT from performing any of its obligations under this Agreement and would not have an NACT Material Adverse Effect.

         SECTION 4.5. COMPLIANCE WITH LAWS.

                  4.5.1. As of the date of this Agreement, NACT holds all licenses, franchises, grants, permits, easements, variances, exemptions, consents, certificates, identification numbers, approvals, orders, and other authorizations (collectively, "NACT Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and is in compliance with all NACT Permits and all Laws governing its business, except where the failure to hold such NACT Permits or to so comply, individually or in the aggregate, would not have an NACT Material Adverse Effect.

                  4.5.2. No action or proceeding is pending or, to NACT's knowledge, threatened that may result in the suspension, revocation or termination of any NACT Permit, the issuance of any cease-and-desist order, or the imposition of any administrative or judicial sanction, and NACT has not received any notice from any Governmental Authority in respect of the suspension, revocation or termination of any NACT Permit, or any notice of any intention to conduct any investigation or institute any proceeding, in any such case where such suspension, revocation, termination, order, sanction, investigation or proceeding would result, individually or in the aggregate, in an NACT Material Adverse Effect.

         SECTION 4.6. LITIGATION. As of the date of this Agreement, except as may be disclosed in the NACT 10-K (as herein defined) or in reports filed by NACT on Forms 10-Q or 8-K for periods subsequent to the period covered by the NACT 10-K, in each case filed prior to the date hereof (such reports and filings, including the NACT 10-K, collectively, the "NACT Current Reports"), there is no claim, litigation, suit, arbitration, mediation, action, proceeding, unfair labor practice complaint or grievance pending or, to NACT's knowledge, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to NACT's knowledge, threatened in writing against NACT or with respect to any property or asset of NACT, except for claims, litigations, suits, arbitrations, mediations, actions, proceedings, complaints, grievances or investigations which, individually or in the aggregate, would not have an NACT Material Adverse Effect. Neither NACT nor any property or asset of NACT is subject to any continuing order, judgment, settlement agreement, injunction, consent decree or other similar written agreement with or, to NACT's knowledge, continuing investigation by, any Governmental Authority, or any judgment, order, writ, injunction, consent decree or award of any Governmental Authority or arbitrator, including cease-and-desist or other orders, except for such matters which would not have an NACT Material Adverse Effect.

         SECTION 4.7. FINANCIAL STATEMENTS AND REPORTS. NACT has made available to World Access true and complete copies (in each case, as amended) of (i) its Annual Report on Form 10-K for the year ended September 30, 1997 (the "NACT 10-K"), as filed with the Securities and Exchange Commission (the "Commission"), and (ii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by it with the Commission. The reports, statements and registration statements referred to in the immediately preceding sentence (including any financial statements or schedules or other information included or incorporated by reference therein) are referred to in this Agreement as the "NACT SEC Filings." As of the respective times such documents were filed or, as applicable, were effective, the NACT SEC Filings complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except for such noncompliance which, individually or in the aggregate, would not have an NACT Material Adverse Effect, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NACT included in the NACT SEC Filings comply as to form in all material respect with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with

GAAP (as in effect from time to time) during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the Commission) and present fairly the financial position, results of operations and cash flows of NACT as of the dates and for the periods indicated, except (i) in the case of unaudited interim financial statements, to normal recurring year-end adjustments and any other adjustments described therein and (ii) any pro forma financial information contained therein is not necessarily indicative of the financial position of NACT as of the respective dates thereof and the results of operations and cash flows for the periods indicated.

         SECTION 4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Other than as disclosed in the NACT Current Reports, or otherwise disclosed in this Agreement, since September 30, 1997 and through the date hereof, the business of NACT has been conducted in the ordinary course, and there has not been (i) any NACT Material Adverse Effect; (ii) any material indebtedness incurred by NACT for money borrowed; (iii) any material transaction or commitment, except in the ordinary course of business or as contemplated by this Agreement, entered into by NACT; (iv) any damage, destruction or loss, whether covered by insurance or not, which, individually or in the aggregate, would have an NACT Material Adverse Effect; (v) any material change by NACT in accounting principles or methods except insofar as may be required by a change in GAAP; (vi) any material revaluation by NACT of any asset (including any writing down of the value of inventory or writing off of notes or accounts receivable); (vii) any mortgage or pledge of any of the assets or properties of NACT or the subjection of any of the assets or properties of NACT to any material liens, charges, encumbrances, imperfections of title, security interest, options or rights or claims of others with respect thereto other than in the ordinary course consistent with past practice; or (viii) any assumption or guarantee by NACT of the indebtedness of any Person other than in the ordinary course consistent with past practice.

         SECTION 4.9. NO UNDISCLOSED MATERIAL LIABILITIES. Except as disclosed in the NACT Current Reports, NACT has not incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that, individually or in the aggregate, would have a Material Adverse Effect other than (i) liabilities incurred in the ordinary course consistent with past practice since September 30, 1997, (ii) liabilities that have been repaid, discharged or otherwise extinguished and (iii) liabilities under or contemplated by this Agreement.

         SECTION 4.10. NO DEFAULT. NACT is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate of incorporation or bylaws, (ii) indenture, mortgage, note, bond, lien, lease, license, agreement, contract, order, judgment, ordinance, NACT Permit or other instrument or obligation to which NACT is a Party or by which NACT or any of its assets or properties is bound or subject to, or (iii) any order, writ, injunction, decree or Law applicable to NACT, except in the case of clauses (ii) and (iii) above for defaults or violations that would not have an NACT Material Adverse Effect.

         SECTION 4.11. FINDERS' AND BANKERS' FEES. Except for NationsBanc Montgomery Securities LLC ("Montgomery Securities"), a copy of whose engagement agreement has been provided to World Access, there is no investment banker, broker, finder, or other intermediary which has been retained by or is authorized to act on behalf of NACT or the Special Committee who might be entitled to any fee or commission from NACT or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.12. FAIRNESS OPINION. NACT has received the opinion of Montgomery Securities to the effect that, as of the date hereof, the consideration to be received by NACT's stockholders in the NACT Merger is fair to the Public Stockholders from a financial point of view.

                                   ARTICLE 5.
                 REPRESENTATIONS AND WARRANTIES OF WORLD ACCESS

         World Access represents and warrants to NACT that, except as set forth in the Disclosure Schedule delivered by World Access to NACT prior hereto (the "World Access Disclosure Schedule"), which shall identify exceptions by specific Section references:

         SECTION 5.1. CORPORATE ORGANIZATION. Each of World Access and its Subsidiaries (the "World Access Subsidiaries") has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization, has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where failure to be so qualified or licensed, individually or in the aggregate, would not have a World Access Material Adverse Effect. Neither World Access nor any World Access Subsidiary is in violation of any provision of its charter or bylaws or other organizational documents, as the case may be.

         SECTION 5.2. CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of World Access consists in its entirety of 40,000,000 shares of World Access Stock and 10,000,000 shares of preferred stock, $.01 par value per share (the "World Access Preferred Stock"). As of the date of this Agreement, (i) 19,754,046 shares of World Access Common Stock are issued and outstanding, (ii) no shares of Preferred Stock are outstanding, and (iii) options and warrants to acquire 4,218,401 shares of World Access Common Stock are outstanding under the World Access Plans. All of the outstanding shares of capital stock of each of the World Access Subsidiaries are owned beneficially and of record by World Access or a World Access Subsidiary free and clear of all liens, charges, encumbrances, options, rights of first refusal or limitations or agreements regarding voting rights of any nature. All of the outstanding shares of capital stock of World Access and each of the World Access Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable and are not subject to preemptive rights created by statute, their respective charter or bylaws or any agreement to which any such entity is a Party or by which any such entity is bound. Except as set forth in this Section 5.2, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which World Access or any World

Access Subsidiary is a Party relating to the issued or unissued capital stock, or other interest in, of World Access or any World Access Subsidiary or obligating World Access or any World Access Subsidiary to grant, issue or sell any shares of capital stock of, or other equity interests in, World Access or any World Access Subsidiary, by sale, lease, license or otherwise.

         SECTION 5.3. AUTHORITY RELATIVE TO THIS AGREEMENT. World Access has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated on its part hereby to be consummated by World Access. The execution and delivery of this Agreement by World Access and the consummation of the transactions contemplated on its part hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of World Access are necessary to authorize the consummation of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by World Access and, assuming the due authorization, execution and delivery hereof by the other Parties, constitutes the legal, valid and binding obligation of World Access, enforceable against World Access in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Law affecting the enforcement of creditors' rights generally or by general equity principles.

         SECTION 5.4. NO VIOLATION. The execution and delivery of this Agreement by World Access do not, the performance by World Access of its obligations hereunder will not, and the consummation by World Access of the transactions contemplated to be performed by it hereby will not, (i) violate or conflict with any provision of any Law in effect on the date of this Agreement and applicable to World Access or any World Access Subsidiary or by which any of their respective properties or assets is bound or to which any of their respective properties or assets is subject, (ii) require World Access or any World Access Subsidiary to obtain any consent, waiver, approval, license or authorization or permit of, or make any filing with, or notification to, any Governmental Authority, based on any Law, rule, regulation or other requirement of any Governmental Authority in effect and of the date of this Agreement (other than (a) filings or authorizations required in connection or in compliance with the provisions of the Securities Act, the Exchange Act and the DGCL and (b) any other filings and approvals expressly contemplated by this Agreement), (iii) require the consent, waiver, approval, license or authorization of any Person (other than any Governmental Authority), (iv) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any rights of, or result in any, termination, amendment, acceleration or cancellation of, or loss of any benefit or creation of a right of first refusal, or require any payment under, or result in the creation of a lien or other encumbrance on any of the properties or assets of World Access or any World Access Subsidiary pursuant to or under any provision of any indenture, mortgage, note, bond, lien, lease, license, agreement, contract, order, judgment, ordinance, World Access Permit (as herein defined) or other instrument or obligation to which World Access or any World Access Subsidiary is a Party or by which World Access or any World Access Subsidiary or any of their respective properties is bound or to which any of their respective properties is subject, or (v) conflict with or violate the certificate of incorporation or bylaws, or the equivalent organizational documents, in each case as amended or restated, of World Access or any of World Access Subsidiary, except for any such conflicts or violations described in clause (i) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clause (iv) that would not have a World Access Material Adverse Effect and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, either individually or in the aggregate, prevent World Access from performing any of its obligations under this Agreement and would not have a World Access Material Adverse Effect.

         SECTION 5.5.  COMPLIANCE WITH LAWS.

                  5.5.1. As of the date of this Agreement, each of World Access and the World Access Subsidiaries holds all licenses, franchises, grants, permits, easements, variances, exemptions, consents, certificates, identification numbers, approvals, orders, and other authorizations (collectively, "World Access Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and is in compliance with all World Access Permits and all Laws governing its business, except where the failure to hold such World Access Permits or to so comply, individually or in the aggregate, would not have a World Access Material Adverse Effect.

                  5.5.2. No action or proceeding is pending or, to World Access's knowledge, threatened that may result in the suspension, revocation or termination of any World Access Permit, the issuance of any cease-and-desist order, or the imposition of any administrative or judicial sanction, and neither World Access nor any World Access Subsidiary has received any notice from any Governmental Authority in respect of the suspension, revocation or termination of any World Access Permit, or any notice of any intention to conduct any investigation or institute any proceeding, in any such case where such suspension, revocation, termination, order, sanction, investigation or proceeding would result, individually or in the aggregate, in a World Access Material Adverse Effect.

         SECTION 5.6. LITIGATION. As of the date of this Agreement, except as may be disclosed in the World Access 10-K (as herein defined) or in reports filed by World Access on Forms 10-Q or 8-K for periods subsequent to the period covered by the World Access 10-K, in each case filed prior to the date hereof (such reports and filings, including the World Access 10-K, collectively, the "World Access Current Reports"), there is no claim, litigation, suit, arbitration, mediation, action, proceeding, unfair labor practice complaint or grievance pending or, to World Access's knowledge, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to World Access's knowledge, threatened in writing against World Access or any World Access Subsidiary or with respect to any property or asset of any of them, except for claims, litigations, suits, arbitrations, mediations, actions, proceedings, complaints, grievances or investigations which, individually or in the aggregate, would not have a World Access Material Adverse Effect. Neither World Access nor any World Access Subsidiary nor any property or asset of any of them is subject to any continuing order, judgment, settlement agreement, injunction, consent decree or other similar written agreement with or, to

World Access's knowledge, continuing investigation by, any Governmental Authority, or any judgment, order, writ, injunction, consent decree or award of any Governmental Authority or arbitrator, including cease-and-desist or other orders, except for such matters which would not have a World Access Material Adverse Effect.

         SECTION 5.7. FINANCIAL STATEMENTS AND REPORTS. World Access has made available to NACT true and complete copies (in each case, as amended) of (i) its Annual Report on Form 10-K for the year ended December 31, 1996 (the "World Access 10-K"), as filed with the Commission, and (ii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by it with the Commission subsequent to December 31, 1996. The reports, statements and registration statements referred to in the immediately preceding sentence (including any financial statements or schedules or other information included or incorporated by reference therein) are referred to in this Agreement as the "World Access SEC Filings." As of the respective times such documents were filed or, as applicable, were effective, the World Access SEC Filings complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except for such noncompliance which, individually or in the aggregate, would not have a World Access Material Adverse Effect, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of World Access included in the World Access SEC Filings comply as to form in all material respect with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP (as in effect from time to time) during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the Commission) and present fairly the consolidated financial position, consolidated results of operations and consolidated cash flows of World Access and the World Access Subsidiaries as of the dates and for the periods indicated, except (i) in the case of unaudited interim consolidated financial statements, to normal recurring year-end adjustments and any other adjustments described therein and (ii) any pro forma financial information contained therein is not necessarily indicative of the consolidated financial position of World Access and the World Access Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated. No World Access Subsidiary is required to file any form, report or other document with the Commission.

         SECTION 5.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Other than as disclosed in the World Access Current Reports, or otherwise disclosed in this Agreement, since September 30, 1997 and through the date hereof, the business of World Access and of each World Access Subsidiary has been conducted in the ordinary course, and there has not been (i) any World Access Material Adverse Effect; (ii) any material indebtedness incurred by World Access or any World Access Subsidiary for money borrowed; (iii) any material transaction or commitment, except in the ordinary course of business or as contemplated by this Agreement, entered into by World Access or any World Access Subsidiary; (iv) any damage, destruction or loss, whether covered by insurance or not, which, individually or in the aggregate, would have a World Access Material Adverse Effect; (v) any material change by World Access in accounting principles or methods except insofar as may be required by a change in GAAP; (vi) any material revaluation by World Access or any World Access Subsidiary of any asset (including any writing down of the value of inventory or writing off of notes or accounts receivable); (vii) any mortgage or pledge of any of the assets or properties of World Access or any World Access Subsidiary or the subjection of any of the assets or properties of World Access or any World Access Subsidiary to any material liens, charges, encumbrances, imperfections of title, security interest, options or rights or claims of others with respect thereto other than in the ordinary course consistent with past practice; or (viii) any assumption or guarantee by World Access or a World Access Subsidiary of the indebtedness of any Person other than in the ordinary course consistent with past practice.

         SECTION 5.9. NO UNDISCLOSED MATERIAL LIABILITIES. Except as disclosed in the World Access Current Reports, neither World Access nor any World Access Subsidiary has incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that, individually or in the aggregate, would have a World Access Material Adverse Effect other than (i) liabilities incurred in the ordinary course consistent with past practice since September 30, 1997, (ii) liabilities that have been repaid, discharged or otherwise extinguished and (iii) liabilities under or contemplated by this Agreement.

         SECTION 5.10. NO DEFAULT. Neither World Access nor any World Access Subsidiary is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate of incorporation or bylaws or other organizational document, (ii) indenture, mortgage, note, bond, lien, lease, license, agreement, contract, order, judgment, ordinance, World Access Permit or other instrument or obligation to which World Access or any World Access Subsidiary is a Party or by which World Access or any World Access Subsidiary or any of their respective properties or assets is bound or subject to, or (iii) any order, writ, injunction, decree or Law applicable to World Access or any World Access Subsidiary, except in the case of clauses (ii) and
(iii) above for defaults or violations that would not have a World Access Material Adverse Effect.

         SECTION 5.11. FINDERS' AND BANKERS' FEES. Except as set forth in
Section 4.11 hereof, there is no investment banker, broker, finder, or other intermediary which has been retained by or is authorized to act on behalf of World Access or any World Access Subsidiary who might be entitled to any fee or commission from World Access or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 6.
            REPRESENTATIONS AND WARRANTIES OF HOLDCO, SUB-1 AND SUB-2

         In order to induce World Access and NACT to enter into this Agreement, Holdco and its subsidiaries, Sub-1 and Sub-2 (collectively, the "Holdco Subs"), jointly and severally, represent and warrant to World Access and NACT as follows:

         SECTION 6.1. ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of Holdco and the Holdco Subs is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation. Each of Holdco and the Holdco Subs is duly authorized and qualified to conduct business and is in good standing under the Laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Holdco and the Holdco Subs. Each of Holdco and the Holdco Subs has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use and operate the properties owned, leased used and operated by it.

         SECTION 6.2. CAPITALIZATION. The entire authorized capital stock of Holdco consists in its entirety of 40,000,000 shares of Holdco Stock and 10,000,000 shares of preferred stock, $.01 par value per share (the "Holdco Preferred Stock"). As of the date of this Agreement, (i) 1,000 shares of Holdco Stock are issued and outstanding and (ii) no shares of Holdco Preferred Stock are outstanding. No shares of Holdco Stock are held in treasury. All of the issued and outstanding shares of Holdco Stock have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments (except for this Agreement) that could require Holdco or any of the Holdco Subs to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Holdco and the Holdco Subs. Holdco and the Holdco Subs have no outstanding bonds, debentures, notes or similar obligations the holders of which have the right to vote generally with holders of Holdco Stock.

         SECTION 6.3. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Holdco and the Holdco Subs has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated on its part hereby to be consummated by it. The execution and delivery of this Agreement by each of Holdco and the Holdco Subs and the consummation of the transactions contemplated on its part hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Holdco or either of the Holdco Subs are necessary to authorize the consummation of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Holdco and the Holdco Subs and, assuming the due authorization, execution and delivery hereof by the other Parties, constitutes the legal, valid and binding obligations of Holdco and the Holdco Subs, enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Law affecting the enforcement of creditors' rights generally or by general equity principles.

                                   ARTICLE 7.
                        CERTAIN COVENANTS AND AGREEMENTS

         SECTION 7.1. CONDUCT OF BUSINESS BY NACT. From the date of this Agreement until the Effective Time, NACT shall conduct its business in the ordinary course consistent with past practice and (except for acts in connection with the NACT Merger) shall use its best efforts to preserve intact its business relationships with third parties and to keep available the services of its present officers and employees.

         SECTION 7.2. REGULATORY MATTERS.

                  7.2.1. As promptly as practicable after the execution of this Agreement, Holdco, NACT and World Access shall jointly prepare and file with the Commission a Registration Statement on Form S-4 relating to the shares of Holdco Stock to be issued in the Mergers (the "Registration Statement) in which a definitive proxy statement/prospectus to be furnished to the stockholders of NACT (the "Proxy Statement") will be included as a part. Each of Holdco, World Access and NACT shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and NACT shall thereafter mail or deliver the Proxy Statement to its stockholders. Holdco shall also use all reasonable efforts to obtain all necessary state securities Law or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and NACT shall furnish all information concerning NACT and the holders of NACT Stock as may be reasonably requested in connection with any such action. Holdco, World Access and NACT agree to cooperate in making any preliminary filings of the Proxy Statement with the Commission, as promptly as practicable, pursuant to Rule 14a-6 under the Exchange Act.

                  7.2.2. The Parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers) and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. World Access and NACT shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to World Access or NACT, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  7.2.3. Holdco, World Access and NACT shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Holdco, World Access, NACT or any of their respective subsidiaries to any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement.

         SECTION 7.3. STOCKHOLDER MATTERS. NACT shall call and hold a meeting of its stockholders as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the NACT Merger and upon such other matters as may be properly considered at such meeting. NACT shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the NACT Merger and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by the DGCL to obtain such approval. NACT shall take all other action necessary or, in the opinion of the other Parties hereto, advisable to promptly and expeditiously secure any vote or consent of its stockholders required by applicable Law and its certificate of incorporation and bylaws to effect the NACT Merger.

         SECTION 7.4. ACCESS TO INFORMATION. From the date of this Agreement until the Effective Time, NACT will give World Access, its counsel, financial advisors, auditors, and other authorized representatives full access to the offices, properties, books and records of NACT, will furnish to World Access, its counsel, financial advisors, auditors, and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct NACT's employees, counsel, financial advisors, and auditors to cooperate with World Access in its investigation of the business of NACT, provided that no investigation pursuant to this Section shall affect any representation or warranty given by NACT to World Access hereunder.

         SECTION 7.5. NOTICES OF CERTAIN EVENTS.

                  7.5.1. NACT shall promptly notify World Access of:

                         (A) any notice or other communication received by NACT
from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

                         (B) any notice or other communication received by
NACT from any Governmental Authority in connection with the transactions contemplated by this Agreement.

                  7.5.2. World Access shall promptly notify NACT of:

                         (A) any notice or other communication received by
World Access from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

                         (B) any notice or other communication received by
World Access from any Governmental Authority in connection with the transactions contemplated by this Agreement.

         SECTION 7.6. INDEMNIFICATION. Holdco and World Access agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement, in favor of the current or former directors or officers of NACT as provided in its Certificate of Incorporation or Bylaws shall survive the NACT Merger and shall continue in full force and effect in accordance with their terms from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such current or former directors of officers of NACT arising out of such acts or omissions. Holdco shall cause to be maintained for a period of not less than six years from the Effective Time NACT's directors' and officers' insurance and indemnification policy in effect as of the date of this Agreement to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of NACT who are covered persons under NACT's D&O insurance policies in effect on the date of this Agreement, so long as the annual premium therefor would not be in excess of 125% of the last annual premium paid prior to the date of this Agreement (the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or is canceled during such six-year period, then Holdco shall use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium on terms and conditions no less advantageous to the covered Persons than the existing D&O Insurance.

         SECTION 7.7. BEST EFFORTS. Subject to the terms and conditions of this Agreement, each Party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Law to consummate the transactions contemplated by this Agreement.

         SECTION 7.8. PUBLIC ANNOUNCEMENTS. World Access and NACT will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the contemplated transactions and, except as may be required by applicable Law or any agreement with NASDAQ, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 7.9. FURTHER ASSURANCES. After the Effective Time, the officers and directors of the NACT Surviving Corporation will be authorized to execute and deliver in the name and on behalf of NACT and Sub-2 any deeds, bills of sale, assignments, agreements, certificates, other documents, or assurances and to take and do in the name and on behalf of NACT and Sub- 2 any other actions and things they may deem desirable to vest, perfect, or confirm of record or otherwise in the NACT Surviving Corporation, any and all right, title, and interest in, to, and under any of the rights, properties, or assets of NACT acquired or to be acquired by the NACT Surviving Corporation as a result of, or in connection with, the NACT Merger.

         SECTION 7.10. LISTING OF HOLDCO STOCK. World Access shall use its best efforts to cause the shares of Holdco Stock to be issued pursuant to this Agreement to be listed on NASDAQ.

         SECTION 7.11. AFFILIATES. Prior to the Closing Date, each of NACT and World Access shall deliver to Holdco a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the NACT stockholders, Affiliates of NACT or World Access, as the case may be, for purposes of Rule 145 under the Securities Act. Each of NACT and World Access shall use its best efforts to cause each such Person to deliver to Holdco on or prior to the Closing Date a written agreement substantially in the form of attached hereto as Exhibit A.

         SECTION 7.12. TAX TREATMENT. Each of Holdco, World Access and NACT shall use its reasonable best efforts to cause the Mergers to qualify as exchanges governed by Section 351 of the Code and to obtain the opinions of counsel referred to in Sections 8.2(e) and 8.3(e) hereof.

                                   ARTICLE 8.
                            CONDITIONS TO THE MERGERS

         SECTION 8.1. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of each Party to consummate the Mergers are subject to the satisfaction at or before the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by each of the Parties intended to benefit therefrom, to the extent permitted by applicable Law:

                       (A) this Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable Law by the holders of the NACT Stock;

                       (B) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Holdco shall have received all state securities or "blue sky" authorizations necessary to issue the Holdco Stock issuable pursuant and to this Agreement;

                       (C) no Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers;

                       (D) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Mergers shall have been obtained, other than the filing of the requisite Certificate of Merger with the Secretary of State of the State of Delaware;

                      (E) the shares of Holdco Stock issuable pursuant to this Agreement shall have been approved for listing on NASDAQ; and

                      (F) the GST Stock Purchase shall have been consummated.

         SECTION 8.2. ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF HOLDCO, WORLD ACCESS, SUB-1 AND SUB-2. The obligations of Holdco, World Access, Sub-1 and Sub-2 to consummate the Mergers are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by each of the Parties intended to benefit therefrom, to the extent permitted by applicable Law:

                      (A) NACT shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of NACT contained in this Agreement and in any certificate delivered by NACT pursuant hereto shall be true and correct in all material respects, at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and World Access shall have received a certificate signed by the chief executive officer and the principal financial officer of NACT to the foregoing effect;

                      (B) no NACT Material Adverse Effect shall have occurred;

                      (C) World Access shall have received or be satisfied that it will receive all consents and approvals contemplated by Section 4.4 of the NACT Disclosure Schedule and any other consents of third parties necessary in connection with the consummation of the NACT Merger if the failure to obtain any such consent or consents would have an NACT Material Adverse Effect;

                      (D) World Access shall have received all documents it may reasonably request relating to the authority of NACT to enter into this Agreement, all in form and substance reasonably satisfactory to World Access; and

                      (E) World Access shall have received from its counsel, Rogers & Hardin LLP, an opinion based upon reasonably requested representation letters and dated as of the Effective Time, to the effect that the World Access Merger will be treated as a transfer of property to Holdco by holders of World Access Stock governed by Section 351 of the Code.

         SECTION 8.3. ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF NACT. The obligations of NACT to consummate the NACT Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by NACT to the extent permitted by applicable Law:

                      (A) Holdco, World Access, Sub-1 and Sub-2 shall have performed in all material respects all of their respective obligations required to be performed by them at or prior to the Effective Time, the representations and warranties of Holdco, World Access, Sub-1 and Sub-2 contained in this Agreement and in any certificate delivered by them pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and NACT shall have received a certificate signed by the chief executive officer and chief financial officer of World Access to the foregoing effect;

                      (B) no World Access Material Adverse Effect should have occurred;

                      (C) NACT shall have received or be satisfied that it will receive all consents and approvals contemplated by Section 5.4 of the World Access Disclosure Schedule and any other consents of third parties necessary in connection with the consummation of the World Access Merger if the failure to obtain any such consent or consents would have a World Access Material Adverse Effect;

                      (D) NACT shall have received all documents it may reasonably request relating to the authority of Holdco, World Access Sub-1 and Sub-2 to enter into this Agreement, all in form and substance reasonably satisfactory to NACT; and

                      (E) NACT shall have received from its counsel, Van Cott, Bagley, Cornwall & McCarthy, an opinion based upon reasonably requested representation letters and dated as of the Effective Time, to the effect that the NACT Merger will be treated as a transfer of property to Holdco by holders of NACT Stock governed by Section 351 of the Code.

                                   ARTICLE 9.
                                   TERMINATION

         SECTION 9.1. TERMINATION. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time
(notwithstanding any approval of this Agreement by the stockholders of NACT):

                      (A) by mutual written consent of NACT and World Access;

                      (B) by either NACT or World Access, if the Mergers have not been consummated by August 1, 1998, unless the failure to consummate the Mergers is the result of a willful and material breach of this Agreement by the Party seeking to terminate this Agreement;

                      (C) by either NACT or World Access, if there shall be any Law that makes consummation of the Mergers illegal or otherwise prohibited or if any Order enjoining World Access or NACT from consummating the Mergers is entered and such Order shall become final and nonappealable;

                       (D) by either NACT or World Access, if this Agreement and the NACT Merger shall fail to be approved and adopted by the stockholders of NACT at a duly called meeting of its stockholders called for such purpose as set forth in Section 7.3 hereof; or

                       (E) by World Access in accordance with Section 2.2(b) hereof.

         SECTION 9.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.1 hereof, then this Agreement shall become void and of no effect with no liability on the part of any Party, except that the agreements contained in Section 10.5 shall survive the termination hereof; provided however, that, except as otherwise specifically provided, nothing herein shall relieve any Party of liability for any breach of this Agreement.

                                   ARTICLE 10.
                                  MISCELLANEOUS

         SECTION 10.1. DEFINITIONS. As used in this Agreement, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "AFFILIATE" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person.

         "CLOSING DATE MARKET PRICE" means the average of the daily closing price of World Access Stock as reported on NASDAQ on each of the twenty consecutive trading days ending with the third trading day immediately preceding the Effective Time.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "GOVERNMENTAL AUTHORITY" means any federal, state, county, local, foreign, or other governmental or public agency, instrumentality, commission, authority, board, or body, and any court, arbitrator, mediator, or tribunal.

         "LAW" means any code, law, ordinance, regulation, rule, or statute of any Governmental Authority.

         "LIEN" means any security interest, lien, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale, or other title retention agreement, or other encumbrance of any kind.

         "MERGER CONSIDERATION" means the World Access Consideration and the NACT Consideration.

         "NACT MATERIAL ADVERSE EFFECT" means any matter that would reasonably be expected to affect materially and adversely the business, condition (financial or otherwise), or results of operations of NACT.

         "NASDAQ" means The NASDAQ National Market.

         "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or other Governmental Authority.

         "PARTY" means any of Holdco, NACT, World Access, Sub-1 or Sub-2.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision, or any agency or instrumentality thereof.

         "SUB-1 STOCK" means all of the authorized capital stock of Sub-1.

         "SUB-2 STOCK" means all of the authorized capital stock of Sub-2.

         "SUBSIDIARY" OR "SUBSIDIARIES" of any Person means any corporation, partnership, joint venture or other legal entity of which such other Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "WORLD ACCESS MATERIAL ADVERSE EFFECT" means any matter that would reasonably be expected to affect materially and adversely the business, condition (financial or otherwise), or results of operations of World Access and its Subsidiaries taken as a whole.

         "WORLD ACCESS STOCK" means all of the authorized common stock, $.01 par value per share, of World Access.

         SECTION 10.2. NOTICES. Unless otherwise specifically provided herein, any notice, demand, request, or other communication herein requested or permitted to be given shall be in writing and may be personally served, sent by overnight courier service, or sent by facsimile with a confirming copy sent by United States first-class mail, each with any postage or delivery charge prepaid. For the purposes hereof, the addresses of the Parties (until notice of a change is delivered as provided in this Section) shall be as follows:

If to NACT:

                  NACT Telecommunications, Inc.
                  191 West 5200 North
                  Provo, Utah 84604
                  Attention:  Chief Executive Officer
                  Facsimile: (801) 802-3010

If to World Access, Holdco, Sub-1 or Sub-2:

                  World Access, Inc.
                  945 E. Paces Ferry Road, Suite 2240
                  Atlanta, Georgia 30326
                  Attention:  Chief Executive Officer
                  Facsimile: (404) 365-9847

         Any notice provided hereunder shall be deemed to have been given on the date delivered in person, or on the next business day after deposit with an overnight courier service, or on the date received by facsimile transmission.

         SECTION 10.3. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate delivered shall not survive the Effective Time or the termination of this Agreement.

         SECTION 10.4.  AMENDMENTS; NO WAIVERS.

                  10.4.1. Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all Parties hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective; and provided, further, that after the adoption of this Agreement by the stockholders of NACT, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the Merger Consideration or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Public Stockholders.

                  10.4.2. No failure or delay by any Party in exercising any right, power, or privilege hereunder shall operate as a waiver nor shall any single or partial exercise preclude any other or further exercise or the exercise of any other right, power or privilege. The rights and remedies of the Parties shall be cumulative and not exclusive of any rights or remedies provided by Law.

         SECTION 10.5. FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

         SECTION 10.6.  SUCCESSORS AND ASSIGNS. The provisions of this
Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, provided that no Party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Parties hereto except that Sub-1 or Sub-2 may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Sub-1 or Sub-2, as the case may be, of any of its obligations under this Agreement or prejudice the rights of any Person to receive the appropriate Merger Consideration contemplated by this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and their respective successors and assigns.

         SECTION 10.7. GOVERNING LAW. Regardless of the place or places where this Agreement may be executed, delivered or consummated, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

         SECTION 10.8. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, then the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 10.9. INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the drafter. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all the Parties.

         SECTION 10.10. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each Party has received a counterpart signed by all of the other Parties.

         SECTION 10.11. CONSTRUCTION. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "include," "includes" and "including", as used in this Agreement, shall be deemed to be followed by the phrase "without limitation." Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "herein," "hereof" and "hereunder" and words of similar import as used herein refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require.

         IN WITNESS WHEREOF, the Parties has caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    WAXS INC.

                                     BY: /S/ MARK A. GERGEL

                                        ITS:_______________________________

                                     WORLD ACCESS, INC.

                                     BY: /S/ MARK A. GERGEL
                                        --------------------------------------
                                        ITS:
                                            ----------------------------------

                                     WAXS ACQUISITION CORP.

                                     BY: /S/ MARK A. GERGEL
                                        --------------------------------------
                                        ITS:
                                            ----------------------------------

                                     NACT TELECOMMUNICATIONS, INC.

                                     BY: /S/ A. LINDSAY WALLACE
                                        --------------------------------------
                                        ITS:
                                            ----------------------------------

                                     NACT ACQUISITION CORP.

                                     BY: /S/ MARK A. GERGEL
                                        --------------------------------------
                                        ITS:
                                            ----------------------------------

                                                                    EXHIBIT A



                               AFFILIATE AGREEMENT

WAXS Inc.
945 E. Paces Ferry Road, Suite 2240
Atlanta, Georgia 30326

Attention:  Chief Executive Officer

Gentlemen:

         The undersigned is a stockholder of _________________________ ("Target"), a corporation organized under the laws of the State of Delaware, and will become a stockholder of WAXS Inc. ("Holdco") pursuant to the transactions described in the Agreement and Plan of Merger and Reorganization, dated as of February ____, 1988 (the "Agreement"), by and among Target, Holdco and certain affiliated parties. Under the terms of the Agreement, a subsidiary of Holdco will be merged with and into Target (the "Merger"), with Target becoming a wholly-owned subsidiary of Holdco, and the shares of the $.01 par value common stock of Target ("Target Common Stock") will be converted into and exchanged for shares of the $.01 par value common stock of Holdco ("Holdco Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Holdco regarding certain rights and obligations of the undersigned in connection with the shares of Holdco Common Stock to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and Holdco hereby agree as follows:

         1. AFFILIATE STATUS. The undersigned understands and agrees that as to Target the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") promulgated under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

         2. COVENANTS AND WARRANTIES OF UNDERSIGNED. The undersigned represents, warrants and agrees that:

               (a) The Holdco Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

               (b) Holdco has informed the undersigned that any distribution by the undersigned of Holdco Common Stock has not been registered under the 1933 Act and that shares of Holdco Common Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Holdco is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Holdco Common Stock.

         3.    RESTRICTIONS ON TRANSFER.

               (a) The undersigned understands and agrees that stop transfer instructions with respect to the shares of Holdco Common Stock received by the undersigned pursuant to the Merger will be given to Holdco's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

         "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (i) covered by an effective registration statement under the Securities Act of 1933, as amended, (ii) in accordance with
         (x) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (y) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (iii) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act."

               (b) Such legend will also be placed on any certificate representing Holdco securities issued subsequent to the original issuance of the Holdco Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Holdco Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Holdco Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Holdco, upon the request of the undersigned, will cause the certificates representing the shares of Holdco Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Holdco of an opinion of its counsel to the effect that such legend may be removed.

         4. UNDERSTANDING OF RESTRICTIONS ON DISPOSITIONS. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of the shares of Holdco Common Stock received by the undersigned in connection with the Merger, to the extent the undersigned believes necessary, with counsel for the undersigned or for Target.

         5. FILING OF REPORTS BY HOLDCO. Holdco agrees, for a period of two years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC, as the same are presently in effect, will be available to the undersigned in the event the undersigned desires to transfer any shares of Holdco Common Stock issued to the undersigned pursuant to the Merger.

         6. TRANSFER UNDER RULE 145(D). If the undersigned desires to sell or otherwise transfer the shares of Holdco Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for Holdco Common Stock, together with such additional information as the Transfer Agent may reasonably request. If Holdco's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Holdco shall cause such counsel, at Holdco's expense, to provide such opinions as may be necessary to Holdco's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

         7. ACKNOWLEDGMENTS. The undersigned recognizes and agrees that the foregoing provisions also apply with respect to Target Common Stock held by, and Holdco Common Stock issued in connection with the Merger to, (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity, and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or executive officer of Holdco or becomes a director or executive officer of Holdco upon consummation of the Merger, then, among other things, any sale of Holdco Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the 1934 Act.

         8. MISCELLANEOUS. This Affiliate Agreement is the complete agreement between Holdco and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Delaware.



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


         This Affiliate Agreement is executed as of the _____ day of _________________, 1998.

                                    Very truly yours,



                                    ----------------------------
                                    Signature



                                    ----------------------------
                                    Print Name

                                    ----------------------------
                                    ----------------------------
                                    ----------------------------
                                    ----------------------------
                                    Address

                                    ----------------------------
                                    Telephone No.


AGREED TO AND ACCEPTED as of
____________________, 1998



WAXS INC.

By:
   --------------------------
   Its:
       ----------------------



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